Exhibit 10.43

LASALLE BANK NATIONAL ASSOCIATION
135 South LaSalle Street
Chicago, Illinois 60603

November 25, 2003

Cynthia B. Koenig
Senior Vice President and Chief Financial Officer
Ascent Funding, Inc.
3100 Burnett Plaza
801 Cherry Street, Unit 33
Fort Worth, TX 76102

Re: Ascent Funding, Inc. Payoff

Ladies and Gentlemen:

        The undersigned, Ascent Funding, Inc., formerly Westbridge Funding Corporation (“Borrower”) has advised LaSalle Bank National Association (“Lender”) that Borrower intends to pay off of all of Borrowers’ liabilities, obligations and indebtedness (the “Obligations”) owing to Lender under and in connection with that certain Credit Agreement, dated as of June 6, 1997 between the Borrower and the Lender (together with all amendments thereto, the “Credit Agreement”).

        If paid in immediately available funds prior to 1:00 p.m. (Chicago local time) on November 28, 2003, the amount necessary to pay off all of the Obligations will be $1,408,047.34 (the “Payoff Amount”) consisting of:

                    $1,400,000 in principal,

                    $4,758.45 in accrued and unpaid interest,

                    $1,288.89 in accrued and unpaid fees and expenses, and

                    $2,000.00 in estimated costs associated with loan termination.

Please note that estimated costs associated with loan termination include $525.13 for prior legal work and $1,474.87 for estimated legal work and UCC termination fees. Any monies not used will be fully refunded to Ascent, while additional charges may result in an additional charge.

        The per-diem interest is accruing at $169.94 and the per-diem on fees is accruing at $22.22.

        Borrower’s Obligations will not be satisfied in full until such time as the Payoff Amount, plus the Per Diem Amount, if any, is received by Lender, and therefore Lender will not be obligated to release any collateral securing the Obligations until such payment is received by Lender.

        Upon payment in full of the Payoff Amount, plus the Per Diem Amount, if any, on or after the time and date set forth above to the Borrower’s account number 5800083270 with Lender, Lender shall release all liens and security interests of Lender in any and all property of Borrower, related to this transaction, and, at Borrower’s sole cost and expense, (i) prepare and file termination statements pertaining to any liens and security interests of Lender in any and all property of Borrower or any other party, and (ii) return all stock certificates and blank stock powers and such other agreements, documents, instruments, termination statements, releases and lien satisfactions as Borrower may reasonably request in connection with Lender’s release of its security interests in and liens on any property of Borrower or any other party providing collateral security for this transaction, including Ascent Management, Inc. (“AMI”). In connection with the foregoing, Lender releases:

        (i)        Lender’s lien on and security interest in, and reassigns to the party granting such interest, all of Lender’s right, title and interest in and to, the collateral set forth in those certain Security Agreements from the Borrower and AMI in favor of Lender and acknowledges the termination of such Security Agreements;

        (ii)        Lender releases and terminates Ascent Assurance, Inc. (formerly Westbridge Capital Corp.) (the “Guarantor”) from its obligations under the Guaranty Agreement dated June 6, 1997 made by Ascent for the benefit of the Bank (the “Guaranty”) and acknowledges the termination of such Guaranty; and

        (iii)        Lender releases and terminates Westbridge Marketing, Inc. and the Guarantor from their obligations under certain Pledge Agreements and acknowledges the termination of such Pledge Agreements.

        (iv)        Lender releases and terminates Credit Suisse First Boston Management Corporation from its obligations under the intercreditor and subordination agreement dated April 17, 2001.

        (v)        Lender releases and terminates the Guarantor and Credit Suisse First Boston Management Corporation from their obligations under the side agreement dated April 17, 2001.

        Borrower, by its signatures hereto, acknowledges receipt and acceptance of the payoff terms set forth above.

Very truly yours

LASALLE BANK NATIONAL ASSOCIATION

By: /Brad Kronland/
Its: Assistant Vice President

Agreed and accepted as of the
25th day of November, 2003

ASCENT FUNDING, INC.

By: /Cynthia B. Koenig/
Its: SVP & CFO